Exhibit 99.1

For Immediate Release:

FELCOR REPORTS THIRD QUARTER OPERATING RESULTS

          IRVING, Texas...November 4, 2008 - FelCor Lodging Trust Incorporated (NYSE: FCH) today reported operating results for the third quarter and nine months ended September 30, 2008.

Third Quarter Highlights:

•	Adjusted FFO per share of $0.45 and Adjusted EBITDA of $65.1 million met our third quarter guidance.

•

RevPAR increased by 5.4 percent at our 70 hotels where renovations were completed during 2007 and 2008. RevPAR increased 2.6 percent for our 85 consolidated hotels, compared to the United States average decline of 1.1 percent.

•	Hotel EBITDA margin increased 45 basis points compared to prior year.

•

Market share increased more than six percent for our 70 hotels where renovations were completed during 2007 and 2008, which is consistent with our expectations. Market share increased almost four percent for our 85 consolidated hotels.

•	Net loss applicable to common stockholders was $51.3 million and included impairment charges of $40.4 million and hurricane losses of $1.7 million.

Third Quarter Operating Results:

Revenue per available room (“RevPAR”) for our 85 consolidated hotels increased 2.6 percent to $97.80, which was driven by increases in both average daily rate (“ADR”) of 0.3 percent and occupancy of 2.3 percent, compared to the same period in 2007. At our 70 hotels where we completed renovations during 2007 and 2008, RevPAR increased 5.4 percent.

“The US economy is experiencing an accelerated downturn, leading to weaker consumer spending and tightened restrictions on corporate travel, which has affected lodging demand. A major priority is to reduce spending to mitigate the current trends by limiting capital and development spending, and restructuring hotel-level costs and general and administrative expenses. This, coupled with the fact that our newly renovated portfolio continues to gain market share, puts us in the best position to manage the downturn,” said Richard A. Smith, FelCor’s President and Chief Executive Officer. “Despite the weakening economic trends, we are pleased that third quarter earnings met our expectations.”

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

Our Adjusted Funds from Operations (“FFO”) was $28.7 million, or $0.45 per share, compared to Same-Store Adjusted FFO of $25.9 million, or $0.41 per share, and Adjusted FFO (including sold hotels) of $29.9 million, or $0.47 per share, for the same period in 2007. Our Adjusted FFO for the quarter was consistent with our expectations.

Our Hotel EBITDA increased to $75.0 million, compared to $72.4 million in the same period in 2007, a 3.6 percent increase. Hotel EBITDA margin was 27.1 percent, a 45 basis point increase compared to the same period in 2007, which exceeded our expectations.

Our Adjusted EBITDA was $65.1 million compared to Same-Store Adjusted EBITDA of $65.6 million, and Adjusted EBITDA (including sold hotels) of $66.5 million, for the same period in 2007.

Net loss applicable to common stockholders was $51.3 million, or $0.83 per share, compared to a net loss applicable to common stockholders of $1.7 million, or $0.03 per share, for the same period in 2007. Net loss applicable to common stockholders in the third quarter of 2008 included impairment charges of $40.4 million, hurricane losses of $1.7 million and conversion costs of $0.1 million. Net loss in the third quarter of 2007 included $0.4 million gain on sale of condominiums.

EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO, Adjusted FFO and Same-Store Adjusted FFO are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 15 for a reconciliation of each of these measures to our net income and for information regarding the use, limitations and importance of these non-GAAP financial measures.

Renovations and Development:

          Overall, our renovated hotels continue to perform consistent with our expectations. For the 70 hotels where we completed renovations during 2007 and 2008, market share increased more than six percent relative to their competitive sets. RevPAR at these hotels increased more than five percent and Hotel EBITDA increased approximately eight percent for the third quarter of 2008, compared to the same period in prior year.

We spent $37.1 million on renovations and redevelopment projects at our hotels, including our pro rata share of joint venture expenditures, during the three months ended September 30, 2008. The redevelopment of our hotel in San Francisco’s Union Square as a Marriott remains on schedule to be completed in early 2009.

Portfolio Recycling:

As part of our long-term strategic plan, we are focused on growing shareholder value by actively managing our portfolio of hotels. We continually examine each hotel in our portfolio to address issues of market supply, demand patterns, ongoing capital needs and concentration of risk.

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

We have identified the following eight hotels as candidates for sale:

Embassy Suites Dallas (DFW International Airport South), Texas
Embassy Suites Jacksonville (Baymeadows), Florida
Doubletree Guest Suites Raleigh/Durham, North Carolina
Holiday Inn Orlando (International Drive), Florida
Holiday Inn Cocoa Beach (Oceanfront), Florida
Three unconsolidated Holiday Inn hotels in Kansas

The two Holiday Inn hotels in Florida were originally designated for redevelopment with condominiums. Market conditions in Florida no longer make condominium projects feasible. As a result, we recorded a $40.4 million impairment charge, primarily related to those two hotels, in the third quarter 2008.

Balance Sheet/Debt Maturities:

At September 30, 2008, we had $1.5 billion of consolidated debt outstanding with a weighted average interest rate of 6.8 percent and our cash and cash equivalents totaled $59.1 million. At September 30, 2008, we had $172 million available under our $250 million line of credit. We have no scheduled debt maturities for the remainder of 2008.

We have only one significant debt maturity in 2009 – a $118 million non-recourse mortgage loan, secured by seven hotels. We are in discussions with multiple lenders and expect to complete the refinancing prior to the maturity date of April 2009. We currently anticipate that proceeds from the new loan will be higher than the current balance (the current loan is approximately 35% loan-to-value), which will provide the company with additional liquidity.

Operating Focus:

As a result of the continued deterioration of travel demand, which is expected to continue through 2009, we are very focused on the following to ensure that we mitigate declining revenue until lodging fundamentals stabilize:

•	Continue to gain market share as a result of achieving the returns from our renovation program and recapture displacement;

•	Work closely with the hotels to retool hotel-level cost structures (including staffing models) to ensure that expenses are being managed as effectively as possible;

•	Limit capital expenditures to critical items and postpone new construction of any further redevelopment projects; and

•	Reduce corporate general and administrative expenses.

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

“We have been proactive in taking steps to strengthen our liquidity and balance sheet capacity, including reducing expenses, limiting capital expenditures beyond our current renovation program and reducing our common dividend,” said Andrew J. Welch, FelCor’s Executive Vice President and Chief Financial Officer.  “In addition, we are comfortable with refinancing our only near-term debt maturity. We also continue to create shareholder value by recycling our portfolio and expect to use asset sale proceeds to reduce our debt and further enhance our liquidity.”

Outlook:

RevPAR at our 85 consolidated hotels is expected to increase approximately two percent in 2008 and to decline between 3.5 and 5.0 percent in the fourth quarter, compared to the prior year. We continue to expect that RevPAR for our portfolio will increase significantly more than our markets and the industry.  Our successful renovation program, which has achieved our expected returns from the capital investments, is driving our comparatively high increase in RevPAR. Our guidance assumes no asset sales.

For full year 2008 we currently anticipate:

•	Adjusted EBITDA to be between $273 million and $275 million;

•	Adjusted FFO per share to be between $1.93 and $1.96;

•	Net Loss to be between $45 million and $47 million;

•	Hotel EBITDA margins to increase approximately 20 basis points; and

•	Capital expenditures, including redevelopment projects, of approximately $150 million.

FelCor, a real estate investment trust, is the nation’s largest owner of upper-upscale, all-suite hotels. FelCor’s portfolio is comprised of 85 consolidated hotels and resorts, located in 23 states and Canada. FelCor’s portfolio consists primarily of upper-upscale hotels, which are flagged under global brands such as Embassy Suites Hotels®, Doubletree ®, Hilton®, Renaissance®, Sheraton®, Westin® and Holiday Inn®. Additional information can be found on the Company’s Web site at www.felcor.com.

We invite you to listen to our third quarter earnings Conference Call on Wednesday, November 5, 2008, at 11:00 a.m. (Central Time). The conference call will be Web cast simultaneously via the Internet on FelCor’s Web site at www.felcor.com. Interested investors and other parties who wish to access the call should go to FelCor’s Web site and click on the conference call microphone icon on either the “Investor Relations” or “News” pages. The conference call replay will be archived on the Company’s Web site. A telephonic replay will be available from 1:00 p.m. (Central Time), Wednesday, November 5, 2008 through 5:00 p.m. (Central Time), Friday, November 7, 2008, by dialing (800) 642-1687 (conference ID #70128101).

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Current economic circumstances or a further economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions and dispositions, the availability of capital, the impact on the travel industry from increased fuel prices and security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Contact:

Stephen A. Schafer, Vice President Strategic Planning & Investor Relations,

(972) 444-4912	sschafer@felcor.com

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand the financial position of the Company as of and for the three and nine month periods ended September 30, 2008.

(a)

Our consolidated statements of operations and balance sheets have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues:
Hotel operating revenue:
Room	$223,968	$212,347	$693,789	$633,483
Food and beverage	36,357	32,161	131,875	99,146
Other operating departments	16,008	12,188	47,453	38,137
Other revenue	1,396	1,766	2,655	2,612
Total revenues	277,729	258,462	875,772	773,378

Expenses:
Hotel departmental expenses:
Room	55,563	52,553	167,085	154,394
Food and beverage	30,747	25,023	102,289	76,213
Other operating departments	7,192	4,745	21,391	15,527
Other property related costs	76,947	70,119	230,646	207,260
Management and franchise fees	13,573	13,652	45,448	40,718
Taxes, insurance and lease expense	29,718	31,736	87,884	92,387
Corporate expenses	5,388	3,690	17,079	15,732
Depreciation and amortization	36,069	28,523	104,909	80,729
Impairment loss	36,692	-	53,823	-
Hurricane loss	1,669	-	1,669	-
Other expenses	1,046	1,298	2,879	1,713
Total operating expenses	294,604	231,339	835,102	684,673
Operating income (loss)	(16,875)	27,123	40,670	88,705
Interest expense, net	(24,114)	(22,655)	(74,886)	(68,734)
Income (loss) before equity in income from unconsolidated entities, minority interests and gain on sale of assets	(40,989)	4,468	(34,216)	19,971
Equity in income (loss) from unconsolidated entities	(2,773)	3,030	(1,064)	19,511
Minority interests	955	347	180	463
Gain on involuntary conversion	-	-	3,095	-
Gain on sale of condominiums	-	354	-	18,493
Income (loss) from continuing operations	(42,807)	8,199	(32,005)	58,438
Discontinued operations	1,167	(206)	1,154	33,893
Net income (loss)	(41,640)	7,993	(30,851)	92,331
Preferred dividends	(9,678)	(9,678)	(29,034)	(29,034)
Net income (loss) applicable to common stockholders	$(51,318)	$(1,685)	$(59,885)	$63,297

Basic per common share data:
Net income (loss) from continuing operations	$(0.85)	$(0.02)	$(0.99)	$0.48
Net income (loss)	$(0.83)	$(0.03)	$(0.97)	$1.03
Basic weighted average common shares outstanding	61,828	61,652	61,827	61,582

Diluted per common share data:
Net income (loss) from continuing operations	$(0.85)	(0.02)	$(0.99)	$0.47
Net income (loss)	$(0.83)	(0.03)	$(0.97)	$1.02
Diluted weighted average common shares outstanding	61,828	61,652	61,827	61,908
Cash dividends declared on common stock	$0.15	$0.30	$0.85	$0.85

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

Consolidated Balance Sheets

(unaudited, in thousands)

September 30, 2008		December 31, 2007
Assets
Investment in hotels, net of accumulated depreciation of $786,171 at September 30, 2008 and $694,464 at December 31, 2007	$2,341,471	$2,400,057
Investment in unconsolidated entities	108,052	127,273
Cash and cash equivalents	59,053	57,609
Restricted cash	15,112	14,846
Accounts receivable, net of allowance for doubtful accounts of $665 at September 30, 2008 and $307 at December 31, 2007	42,215	37,871
Deferred expenses, net of accumulated amortization of $12,488 at September 30, 2008 and $10,820 at December 31, 2007	6,154	8,149
Other assets	37,623	38,030
Total assets	$2,609,680	$2,683,835

Liabilities and Stockholders’ Equity
Debt, net of discount of $1,678 at September 30, 2008 and $2,082 at December 31, 2007	$1,520,068	$1,475,607
Distributions payable	18,040	30,493
Accrued expenses and other liabilities	145,776	134,159
Total liabilities	1,683,884	1,640,259
Commitments and contingencies
Minority interest in FelCor LP, 1,224 and 1,354 units issued and outstanding at September 30, 2008 and December 31, 2007, respectively	8,035	11,398
Minority interest in other partnerships	24,096	25,264
Stockholders’ equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,880 shares, liquidation value of $322,011, issued and outstanding at September 30, 2008 and December 31, 2007	309,362	309,362
Series C Cumulative Redeemable Preferred Stock, 68 shares, liquidation value of $169,950, issued and outstanding at September 30, 2008 and December 31, 2007	169,412	169,412
Common stock, $.01 par value, 200,000 shares authorized and 69,413 shares issued, including shares in treasury, at September 30, 2008 and December 31, 2007	694	694
Additional paid-in capital	2,055,774	2,062,893
Accumulated other comprehensive income	23,281	27,450
Accumulated deficit	(1,547,856)	(1,434,393)
Less: Common stock in treasury, at cost, of 6,117 and 6,705 shares at September 30, 2008 and December 31, 2007, respectively	(117,002)	(128,504)
Total stockholders’ equity	893,665	1,006,914
Total liabilities and stockholders’ equity	$2,609,680	$2,683,835

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

Discontinued Operations

(in thousands)

Discontinued operations include the results of operations of 11 hotels sold in 2007. Condensed financial information for the hotels included in discontinued operations is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Operating revenue	$-	$74	$-	$26,522
Operating expenses	-	(276)	(13)	(18,371)
Operating income (loss)	-	(202)	(13)	8,151
Interest income (expense), net	-	4	-	(15)
Gain on sale of hotels, net of income tax	1,193	-	1,193	28,488
Loss on early extinguishment of debt	-	-	-	(901)
Minority interests	(26)	(8)	(26)	(1,830)
Income (loss) from discontinued operations	1,167	(206)	1,154	33,893
Depreciation and amortization, net of minority interests	-	-	-	14
Minority interest in FelCor LP	26	(4)	26	736
Interest expense, net of minority interests	-	-	-	29
EBITDA from discontinued operations	1,193	(210)	1,180	34,672
Gain on sale of hotels, net of income tax and minority interests in other partnerships	(1,193)	-	(1,193)	(27,830)
Charges related to early extinguishment of debt, net of minority interests	-	-	-	811
Adjusted EBITDA from discontinued operations	$-	$(210)	$(13)	$7,653

Capital Expenditures

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Improvements and additions to consolidated hotels	$35,274	$50,665	$108,899	$187,794
Consolidated joint venture partners’ prorata share of additions to hotels	(787)	(477)	(3,005)	(2,558)
Prorata share of unconsolidated additions to hotels	2,592	9,568	13,898	19,076
Total additions to hotels(a)	$37,079	$59,756	$119,792	$204,312

(a)	Includes capitalized interest, property taxes, ground leases and certain employee costs.

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

Supplemental Financial Data

(in thousands, except per share information)

	September 30,	December 31,
Total Enterprise Value	2008	2007
Common shares outstanding	63,296	62,707
Units outstanding	1,224	1,354
Combined shares and units outstanding	64,520	64,061
Common stock price at end of period	$7.16	$15.59
Equity capitalization	$461,963	$998,711
Series A preferred stock	309,362	309,362
Series C preferred stock	169,412	169,412
Consolidated debt	1,520,068	1,475,607
Minority interest of consolidated debt	(4,104)	(7,305)
Pro rata share of unconsolidated debt	112,804	94,181
Cash and cash equivalents	(59,053)	(57,609)
Total enterprise value (TEV)	$2,510,452	$2,982,359

Dividends Per Share
Dividends declared (year-to-date):
Common stock	$0.85	$1.20
Series A preferred stock	$1.4625	$1.95
Series C preferred stock (depositary shares)	$1.50	$2.00

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

Debt Summary

(dollars in thousands)

	Encumbered Hotels	Interest Rate at September 30, 2008		Maturity Date	Consolidated Debt
Senior term notes	none	8.50	%(a)	June 2011	$299,351
Senior term notes	none	L + 1.875		December 2011	215,000
Line of credit(b)	none	L + 0.80		August 2011	78,000
Total line of credit and senior debt(c)		7.05			592,351

Mortgage debt	12 hotels	L + 0.93	(d)	November 2011(e)	250,000
Mortgage debt	2 hotels	L + 1.55	(f)	May 2012(g)	176,196
Mortgage debt	8 hotels	8.70		May 2010	163,233
Mortgage debt	7 hotels	7.32		April 2009	118,080
Mortgage debt	6 hotels	8.73		May 2010	117,133
Mortgage debt	5 hotels	6.66		June-August 2014	72,904
Mortgage debt	2 hotels	6.15		June 2009	14,759
Mortgage debt	1 hotel	5.81		July 2016	12,233
Other	1 hotel	various		various	3,179
Total mortgage debt(c)	44 hotels	6.65			927,717
Total		6.80%			$1,520,068

(a)	If the credit rating on our senior debt is downgraded by Moody’s from Ba3 to B1 and Standard & Poor’s from BB- to B+, the interest rate on these senior notes will increase to 9.0%.
(b)

We have a $250 million line of credit, of which $78 million is drawn. The interest rate can range from 80 to 150 basis points over LIBOR, based on our leverage ratio as defined in our line of credit agreement.

(c)	Interest rates are calculated based on the weighted average debt outstanding at September 30, 2008.
(d)	We have purchased an interest rate cap that expires in November 2009 at 7.8% for this notional amount.
(e)

The maturity date assumes that we will exercise three successive one-year extension options that permit, at our sole discretion, the original November 2008 maturity to be extended to 2011. In July 2008, we exercised our first one-year option to extend the maturity to November 2009, and we expect to exercise the remaining options when timely.

(f)	We have purchased interest rate caps that expire in May 2009 of 6.25% for $177 million aggregate notional amounts.
(g)

The maturity date assumes that we will exercise three successive one-year extension options that permit, at our sole discretion, the original May 2009 maturity to be extended to 2012, and we expect to exercise the options when timely.

Weighted average interest	6.80%
Fixed interest rate debt to total debt	52.7%
Mortgage debt to total assets	35.5%

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

Hotel Portfolio Composition

The following tables set forth, as of September 30, 2008, for 85 Consolidated Hotels distribution by brand, top markets and location type.

Brand	Hotels	Rooms	% of Total Rooms	% of 2007 Hotel EBITDA(a)
Embassy Suites Hotels	47	12,129	49	58
Holiday Inn	17	6,306	25	19
Sheraton and Westin	9	3,217	13	14
Doubletree	7	1,472	6	7
Renaissance and Hotel 480	3	1,324	5	-	(b)
Hilton	2	559	2	2

Top Markets
South Florida	5	1,436	6	7
Atlanta	5	1,462	6	7
Los Angeles area	4	899	4	6
San Francisco area	6	2,141	8	6
Orlando	5	1,690	7	5
Dallas	4	1,333	5	4
Minneapolis	3	736	3	4
Phoenix	3	798	3	4
Northern New Jersey	3	756	3	4
San Diego	1	600	2	3
Washington, D.C.	1	443	2	3
Chicago	3	795	3	3
San Antonio	3	874	4	3
Philadelphia	2	729	3	3
Boston	2	532	2	2

Location
Suburban	35	8,781	35	38
Urban	20	6,362	25	25
Airport	18	5,785	24	24
Resort	12	4,079	16	13

(a)	Hotel EBITDA is more fully described on page 22.
(b)	We acquired the Renaissance Esmeralda Resort & Spa and the Renaissance Vinoy Resort & Golf Club in December 2007. They did not make a significant contribution to our 2007 Hotel EBITDA.

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

Detailed Operating Statistics by Brand

(85 consolidated hotels)

	Occupancy (%)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	%Variance	2008	2007	%Variance
Embassy Suites Hotels	74.5	70.9	5.1	75.2	72.9	3.2
Holiday Inn	76.3	73.9	3.3	74.8	70.3	6.3
Sheraton and Westin	68.1	68.9	(1.1)	68.1	69.8	(2.3)
Doubletree	73.5	75.5	(2.6)	76.3	72.8	4.8
Renaissance and Hotel 480(a)	62.2	70.2	(11.4)	67.0	73.9	(9.3)
Hilton	71.5	77.5	(7.8)	64.8	63.6	1.8

Total hotels	73.4	71.8	2.3	73.6	71.7	2.7

	ADR ($)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	%Variance	2008	2007	%Variance
Embassy Suites Hotels	142.26	141.35	0.6	145.69	143.55	1.5
Holiday Inn	122.98	120.11	2.4	121.64	116.87	4.1
Sheraton and Westin	117.54	120.30	(2.3)	125.19	126.51	(1.0)
Doubletree	133.42	137.62	(3.1)	144.39	144.29	0.1
Renaissance and Hotel 480(a)	131.20	137.99	(4.9)	178.25	178.31	-
Hilton	141.20	139.95	0.9	131.33	132.82	(1.1)

Total hotels	133.21	132.78	0.3	138.14	136.42	1.3

	RevPAR ($)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	%Variance	2008	2007	%Variance
Embassy Suites Hotels	105.98	100.17	5.8	109.58	104.61	4.8
Holiday Inn	93.86	88.75	5.8	90.94	82.20	10.6
Sheraton and Westin	80.08	82.89	(3.4)	85.28	88.25	(3.4)
Doubletree	98.12	103.90	(5.6)	110.21	105.06	4.9
Renaissance and Hotel 480(a)	81.60	96.87	(15.8)	119.44	131.80	(9.4)
Hilton	100.95	108.52	(7.0)	85.04	84.50	0.6

Total hotels	97.80	95.29	2.6	101.69	97.77	4.0

(a)

Decreases in occupancy, ADR and RevPAR are principally related to renovation-related disruption at Hotel 480 Union Square. We have included historical room statistics for two hotels acquired in December 2007 for periods, prior to our ownership of these hotels, for comparison purposes.

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

Detailed Operating Statistics for FelCor’s Top Markets

(85 consolidated hotels)

	Occupancy (%)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	%Variance	2008	2007	%Variance
South Florida	70.9	61.5	15.3	78.7	73.5	7.2
Atlanta	74.0	74.3	(0.4)	75.4	75.6	(0.3)
Los Angeles area	81.3	79.7	2.0	77.7	78.8	(1.4)
San Francisco area	83.5	85.6	(2.5)	78.1	77.2	1.2
Orlando	72.6	73.2	(0.8)	78.4	77.6	1.1
Dallas	67.5	59.0	14.3	68.6	65.1	5.5
Minneapolis	78.6	84.0	(6.4)	73.9	77.3	(4.4)
Phoenix	55.3	56.1	(1.5)	66.0	68.6	(3.8)
Northern New Jersey	75.6	77.8	(2.8)	72.5	71.5	1.5
San Diego	80.4	76.3	5.3	81.3	76.2	6.7
Washington, D.C.	62.1	66.6	(6.8)	58.9	67.7	(13.0)
Chicago	76.4	82.1	(6.9)	74.4	72.0	3.3
San Antonio	85.9	78.7	9.2	82.1	78.0	5.2
Philadelphia	79.6	77.6	2.5	74.7	68.7	8.7
Boston	85.0	79.6	6.8	79.8	67.3	18.5
	ADR ($)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	%Variance	2008	2007	%Variance
South Florida	112.91	111.43	1.3	152.82	153.29	(0.3)
Atlanta	119.91	119.91	-	122.57	122.05	0.4
Los Angeles area	167.55	170.50	(1.7)	161.27	159.98	0.8
San Francisco area	153.86	149.81	2.7	144.74	140.64	2.9
Orlando	91.33	90.58	0.8	107.41	105.83	1.5
Dallas	119.72	119.49	0.2	124.75	124.41	0.3
Minneapolis	154.63	147.92	4.5	147.34	143.61	2.6
Phoenix	114.52	109.45	4.6	148.71	146.23	1.7
Northern New Jersey	163.52	157.09	4.1	163.89	155.90	5.1
San Diego	160.07	157.76	1.5	160.83	155.45	3.5
Washington, D.C.	141.53	156.22	(9.4)	155.11	166.00	(6.6)
Chicago	129.37	133.57	(3.1)	127.88	131.51	(2.8)
San Antonio	112.59	110.80	1.6	114.04	110.49	3.2
Philadelphia	148.20	137.41	7.9	148.84	136.45	9.1
Boston	161.05	164.62	(2.2)	156.12	156.12	-
	RevPAR ($)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	%Variance	2008	2007	%Variance
South Florida	80.07	68.52	16.9	120.33	112.61	6.9
Atlanta	88.77	89.14	(0.4)	92.41	92.31	0.1
Los Angeles area	136.15	135.86	0.2	125.24	126.03	(0.6)
San Francisco area	128.52	128.30	0.2	113.02	108.53	4.1
Orlando	66.34	66.29	0.1	84.25	82.15	2.6
Dallas	80.79	70.55	14.5	85.64	80.95	5.8
Minneapolis	121.49	124.22	(2.2)	108.87	110.95	(1.9)
Phoenix	63.31	61.45	3.0	98.09	100.30	(2.2)
Northern New Jersey	123.62	122.14	1.2	118.88	111.43	6.7
San Diego	128.66	120.38	6.9	130.75	118.50	10.3
Washington, D.C.	87.95	104.12	(15.5)	91.34	112.39	(18.7)
Chicago	98.81	109.60	(9.8)	95.10	94.69	0.4
San Antonio	96.71	87.16	11.0	93.58	86.16	8.6
Philadelphia	117.90	106.62	10.6	111.19	93.74	18.6
Boston	136.92	131.01	4.5	124.59	105.10	18.5

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

Non-GAAP Financial Measures

          We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

Reconciliation of Net Income (Loss) to FFO, Adjusted FFO and Same-Store Adjusted FFO

(in thousands, except per share and unit data)

	Three Months Ended September 30,
	2008			2007
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss)	$(41,640)			$7,993
Preferred dividends	(9,678)			(9,678)
Net income (loss) applicable to common stockholders	(51,318)	61,828	$(0.83)	(1,685)	61,652	$(0.03)
Depreciation and amortization	36,069	-	0.59	28,523	-	0.46
Depreciation, unconsolidated entities and discontinued operations	3,998	-	0.06	2,895	-	0.05
Gain on sale of hotels	(1,193)	-	(0.02)	-	-	-
Loss on sale of hotels in unconsolidated entities	-	-	-	189	-	-
Minority interest in FelCor LP	(1,094)	1,346	(0.01)	(36)	1,354	(0.01)
Conversion of options and unvested restricted stock	-	-	-	-	346	-
FFO	(13,538)	63,174	(0.21)	29,886	63,352	0.47
Impairment loss	36,692	-	0.59	-	-	-
Impairment loss, unconsolidated subsidiaries	3,750	-	0.06	-	-	-
Hurricane loss(a)	1,669	-	0.03	-	-	-
Hurricane loss, unconsolidated subsidiaries	50	-	-	-	-	-
Conversion costs(b)	118	-	-	-	-	-
Conversion of options and unvested restricted stock	-	121	-	-	-	-
Adjusted FFO	28,741	63,295	0.45	29,886	63,352	0.47
FFO from discontinued operations	-	-	-	210	-	-
FFO from acquired hotels(c)	-	-	-	(3,804)	-	(0.06)
Gain on sale of condominiums	-	-	-	(354)	-	-
Same-Store Adjusted FFO	$28,741	63,295	$0.45	$25,938	63,352	$0.41

(a)	This represents clean up costs and insurance deductible.
(b)	These costs relate to the conversion of our Hotel 480 Union Square in San Francisco to a Marriott. The conversion is expected to be completed by early 2009.
(c)	We have included amounts for two hotels acquired in December 2007, prior to our ownership of these hotels, for comparison purposes.

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

Reconciliation of Net Income (Loss) to FFO, Adjusted FFO and Same-Store Adjusted FFO

(in thousands, except per share and unit data)

	Nine Months Ended September 30,
	2008			2007
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss)	$(30,851)			$92,331
Preferred dividends	(29,034)			(29,034)
Net income (loss) applicable to common stockholders	(59,885)	61,827	$(0.97)	63,297	61,908	$1.02
Depreciation and amortization	104,909	-	1.70	80,729	-	1.30
Depreciation, unconsolidated entities and discontinued operations	11,128	-	0.18	8,606	-	0.14
Gain on involuntary conversion	(3,095)	-	(0.05)	-	-	-
Gain on sale of hotels	(1,193)	-	(0.02)	(27,830)	-	(0.45)
Gain on sale of hotels in unconsolidated entities	-	-	-	(10,993)	-	(0.18)
Minority interest in FelCor LP	(1,280)	1,351	(0.04)	1,375	1,354	(0.01)
Conversion of options and unvested restricted stock	-	114	-	-	-	-
FFO	50,584	63,292	0.80	115,184	63,262	1.82
Abandoned projects	-	-	-	22	-	-
Charges related to early extinguishment of debt, net of minority interests	-	-	-	811	-	0.01
Impairment loss	53,823	-	0.85	-	-	-
Impairment loss, unconsolidated subsidiaries	3,750	-	0.06	-	-	-
Hurricane loss(a)	1,669	-	0.03	-	-	-
Hurricane loss, unconsolidated subsidiaries	50	-	-	-	-	-
Conversion costs(b)	481	-	-	-	-	-
Adjusted FFO	110,357	63,292	1.74	116,017	63,262	1.83
FFO from discontinued operations	13	-	-	(7,625)	-	(0.12)
FFO from acquired hotels(c)	-	-	-	1,826	-	0.03
Gain on sale of condominiums	-	-	-	(18,493)	-	(0.29)
Same-Store Adjusted FFO	$110,370	63,292	$1.74	$91,725	63,262	$1.45

(a)	This represents clean up costs and insurance deductible.
(b)	These costs relate to the conversion of our Hotel 480 Union Square in San Francisco to a Marriott. The conversion is expected to be completed by early 2009.
(c)	We have included amounts for two hotels acquired in December 2007, prior to our ownership of these hotels, for comparison purposes.

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Same-Store Adjusted EBITDA

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income (loss)	$(41,640)	$7,993	$(30,851)	$92,331
Depreciation and amortization	36,069	28,523	104,909	80,729
Depreciation, unconsolidated entities and discontinued operations	3,998	2,895	11,128	8,606
Interest expense	24,368	24,865	76,112	73,611
Interest expense, unconsolidated entities and discontinued operations	1,282	1,508	4,205	4,570
Amortization of stock compensation	1,072	516	3,795	3,130
Minority interest in FelCor Lodging LP	(1,094)	(36)	(1,280)	1,375
EBITDA	24,055	66,264	168,018	264,352
Gain on sale of hotels	(1,193)	-	(1,193)	(27,830)
Gain on sale of hotels in unconsolidated entities	-	189	-	(10,993)
Gain on involuntary conversion	-	-	(3,095)	-
Abandoned projects	-	-	-	22
Charges related to early extinguishment of debt, net of minority interests	-	-	-	811
Impairment loss	36,692	-	53,823	-
Impairment loss, unconsolidated entities	3,750	-	3,750	-
Hurricane loss(a)	1,669	-	1,669	-
Hurricane loss, unconsolidated entities	50	-	50	-
Conversion costs (b)	118	-	481	-
Adjusted EBITDA	65,141	66,453	223,503	226,362
Adjusted EBITDA from discontinued operations	-	210	13	(7,653)
EBITDA from acquired hotels(c)	-	(683)	-	11,187
Gain on sale of condominiums	-	(354)	-	(18,493)
Same-Store Adjusted EBITDA	$65,141	$65,626	$223,516	$211,403

(a)	This represents clean up costs and insurance deductible.
(b)	These costs relate to the conversion of our Hotel 480 Union Square in San Francisco to a Marriott. The conversion is expected to be completed by early 2009.
(c)	We have included amounts for two hotels acquired in December 2007, prior to our ownership of these hotels, for comparison purposes.

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

Reconciliation of Same-Store Adjusted EBITDA to Hotel EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Same-Store Adjusted EBITDA	$65,141	$65,626	$223,516	$211,403
Other revenue	(1,396)	(1,766)	(2,655)	(2,612)
Equity in income from unconsolidated subsidiaries (excluding interest, depreciation, impairment and hurricane expense)	(6,926)	(8,018)	(19,776)	(22,860)
Minority interest in other partnerships (excluding interest and depreciation expense)	784	80	2,834	108
Consolidated hotel lease expense	14,511	16,204	42,444	47,729
Unconsolidated taxes, insurance and lease expense	(2,132)	(1,990)	(6,328)	(5,588)
Interest income	(254)	(2,210)	(1,227)	(4,878)
Other expenses (excluding abandoned projects and conversion costs)	928	1,298	2,398	1,691
Corporate expenses (excluding amortization expense of stock compensation)	4,316	3,175	13,284	12,602
Hotel EBITDA	$74,972	$72,399	$254,490	$237,595

Reconciliation of Net Income (Loss) to Hotel EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net income (loss)	$(41,640)	$7,993	$(30,851)	$92,331
Discontinued operations	(1,167)	206	(1,154)	(33,893)
EBITDA from acquired hotels(a)	-	(683)	-	11,187
Equity in loss (income) from unconsolidated entities	2,773	(3,030)	1,064	(19,511)
Minority interests	(955)	(347)	(180)	(463)
Consolidated hotel lease expense	14,511	16,204	42,444	47,729
Unconsolidated taxes, insurance and lease expense	(2,132)	(1,990)	(6,328)	(5,588)
Interest expense, net	24,114	22,655	74,886	68,734
Corporate expenses	5,388	3,690	17,079	15,732
Depreciation and amortization	36,069	28,523	104,909	80,729
Impairment loss	36,692	-	53,823	-
Hurricane loss(b)	1,669	-	1,669	-
Other expenses	1,046	1,298	2,879	1,713
Gain on involuntary conversion	-	-	(3,095)	-
Gain on sale of condominiums	-	(354)	-	(18,493)
Other revenue	(1,396)	(1,766)	(2,655)	(2,612)
Hotel EBITDA	$74,972	$72,399	$254,490	$237,595

(a)	We have included amounts for two hotels acquired in December 2007, prior to our ownership of these hotels, for comparison purposes.
(b)	This represents clean up costs and insurance deductible.

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

Hotel EBITDA and Hotel EBITDA Margin

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Total revenues	$277,729	$258,462	$875,772	$773,378
Other revenue	(1,396)	(1,766)	(2,655)	(2,612)
Revenue from acquired hotels(a)	-	14,640	-	68,811
Same-Store hotel operating revenue	276,333	271,336	873,117	839,577
Same-Store hotel operating expenses(a)	(201,361)	(198,937)	(618,627)	(601,982)
Hotel EBITDA	$74,972	$72,399	$254,490	$237,595
Hotel EBITDA margin(b)	27.1%	26.7%	29.1%	28.3%

(a)	We have included amounts for two hotels acquired in December 2007, prior to our ownership of these hotels, for comparison purposes.
(b)	Hotel EBITDA as a percentage of hotel operating revenue.

Reconciliation of Total Operating Expenses to Same-Store Hotel Operating Expenses

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Total operating expenses	$294,604	$231,339	$835,102	$684,673
Unconsolidated taxes, insurance and lease expense	2,132	1,990	6,328	5,588
Consolidated hotel lease expense	(14,511)	(16,204)	(42,444)	(47,729)
Corporate expenses	(5,388)	(3,690)	(17,079)	(15,732)
Depreciation and amortization	(36,069)	(28,523)	(104,909)	(80,729)
Impairment loss	(36,692)	-	(53,823)	-
Hurricane loss(a)	(1,669)	-	(1,669)	-
Other expenses	(1,046)	(1,298)	(2,879)	(1,713)
Expenses from acquired hotels(b)	-	15,323	-	57,624
Same-Store Hotel operating expenses	$201,361	$198,937	$618,627	$601,982

(a)	This represents clean up costs and insurance deductible.
(b)	We have included amounts for two hotels acquired in December 2007, prior to our ownership of these hotels, for comparison purposes.

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

Reconciliation of Ratio of Operating Income (Loss) to Total Revenues to Hotel EBITDA Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Ratio of operating income (loss) to total revenues	(6.1)%	10.0%	4.6%	10.5%
Other revenue	(0.5)	(0.7)	(0.3)	(0.3)
Revenue from acquired hotels(a)	-	5.4	-	8.2
Unconsolidated taxes, insurance and lease expense	(0.7)	(0.7)	(0.7)	(0.7)
Consolidated hotel lease expense	5.2	5.9	4.9	5.7
Other expenses	0.4	0.5	0.3	0.2
Corporate expenses	2.0	1.4	2.0	1.9
Depreciation and amortization	13.0	10.5	12.0	9.6
Impairment loss	13.2	-	6.1	-
Hurricane loss(b)	0.6	-	0.2	-
Expenses from acquired hotels(a)	-	(5.6)	-	(6.8)
Hotel EBITDA margin	27.1%	26.7%	29.1%	28.3%

(a)	We have included amounts for two hotels acquired in December 2007, prior to our ownership of these hotels, for comparison purposes.
(b)	This represents clean up costs and insurance deductible.

Reconciliation of Forecasted Net Loss to Forecasted FFO, Adjusted FFO, EBITDA

and Adjusted EBITDA

(in millions, except per share and unit data)

	Full Year 2008 Guidance
	Low Guidance			High Guidance
	Dollars	Per Share Amount		Dollars	Per Share Amount
Net loss	$(47)			$(45)
Preferred dividends	(39)			(39)
Net loss applicable to common stockholders	(86)	$(1.39)		(84)	$(1.36)
Depreciation	154			154
Impairment charge	58			58
Gain from asset dispositions	(4)			(4)
Hurricane loss	2			2
Minority interest in FelCor LP	(2)			(2)
Adjusted FFO	$122	$1.93	(a)	$124	$1.96	(a)

Net loss	$(47)			$(45)
Depreciation	154			154
Impairment charge	58			58
Gain from asset dispositions	(4)			(4)
Hurricane loss	2			2
Interest expense	106			106
Amortization expense	6			6
Minority interest in FelCor LP	(2)			(2)
Adjusted EBITDA	$273			$275

(a)	Weighted average shares and units are 63.3 million.

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

          Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income as a measure of our operating performance.

FFO and EBITDA

The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.

Adjustments to FFO and EBITDA

We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional recurring and non-recurring items, including but not limited to these described below, provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO and Adjusted EBITDA when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

•

Gains and losses related to early extinguishment of debt and interest rate swaps – We exclude gains and losses related to early extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

•

Impairment losses – We exclude the effect of impairment losses and gains or losses on disposition of assets in computing Adjusted FFO and Adjusted EBITDA because we believe that including these is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, we believe that impairment charges and gains or losses on disposition of assets represent accelerated depreciation, or excess depreciation, and depreciation is excluded from FFO by the NAREIT definition and from EBITDA.

•

Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of assets because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

To derive same-store comparisons, we have adjusted Adjusted FFO and Adjusted EBITDA to remove discontinued operations and gains on sales of condominium units; and have added the historical results of operations from the two hotels acquired in December 2007.

Hotel EBITDA and Hotel EBITDA Margin

Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the industry and give investors a more complete understanding of the operating results over which our individual hotels and operating managers have direct control. We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures used by us in our financial and operational decision-making. Additionally, these measures facilitate comparisons with other hotel REITs and hotel owners. We present Hotel EBITDA and Hotel EBITDA margin by eliminating from continuing operations all revenues and expenses not directly associated with hotel operations including corporate-level expenses, depreciation and expenses related to our capital structure. We eliminate corporate-level costs and expenses because we believe property-level results provide investors with supplemental information with respect to the ongoing operating performance of our hotels and the effectiveness of management on a property-level basis. We eliminate depreciation and amortization, even though they are property-level expenses, because we do not believe that these non-cash expenses, which are based on historical cost accounting for real estate assets and implicitly assume that the value of real estate assets diminish predictably over time, accurately reflect an adjustment in the value of our assets. We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively

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FelCor Lodging Trust Incorporated Third Quarter 2008 Operating Results

November 4, 2008

eliminated by minority interest expense and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our hotels. Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis including the historical results of operations from the two hotels acquired in December 2007.

Limitations of Non-GAAP Measures

Our management and Board of Directors use FFO, EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and lodging REITs, hotel owners who are not REITs and other capital intensive companies. We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.

The use of these non-GAAP financial measures has certain limitations. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, as presented by us, may not be comparable to FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin as calculated by other real estate companies. These measures do not reflect certain expenses that we incurred and will incur, such as depreciation and interest or capital expenditures. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. Neither should FFO, Adjusted FFO, Adjusted FFO per share, EBITDA or Adjusted EBITDA be considered as measures of our liquidity or indicative of funds available for our cash needs, including our ability to make cash distributions. Adjusted FFO per share should not be used as a measure of amounts that accrue directly to the benefit of stockholders. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin reflect additional ways of viewing our operations that we believe when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on any single financial measure.

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